SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   October 31, 1995

                         CANANDAIGUA WINE COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-7570                    16-0716709
  (State or Other Jurisdiction     (Commission                 (IRS Employer
        of Incorporation)           File Number)             Identification No.)


                116 Buffalo Street, Canandaigua, New York 14424
                ----------------------------------------- -----
              (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code  (716) 394-7900



         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

        On October 31, 1995, the Registrant issued the following press release:

        Canandaigua Wine Company, Inc. (NASDAQ: WINEA and WINEB) announced the appointment of Daniel C. Barnett as Senior Vice President of the Company and President of its Wine Division, headquartered in Canandaigua, New York, effective November 1, 1995. Barnett will be responsible for the Company's largest business unit, which is also the second largest wine producer in the United States. The Wine Division's winemaking and bottling facilities on the East and West Coasts produce more than 35 million cases of wine and brandy annually, including brands such as Almaden, Inglenook, Paul Masson, Taylor California Cellars, Cook's, Cribari, J. Roget, Richards Wild Irish Rose and Manischewitz. The Company's Canandaigua Concentrates business, the largest U.S. food-grade grape concentrate sweetener and coloring business, will also report to Barnett.

        Barnett joins the Company from Koala Springs International, a juice beverage company headquartered in Fremont, California, where he had been President and CEO during the past two years. Prior to that Barnett was Vice
President and General Manager of Nestle U.S.A.'s $1.6 billion beverage businesses, where he successfully reorganized Nestle's nine juice, coffee and powdered beverage divisions. Barnett's experience also includes both marketing and operations management assignments at a number of major consumer products companies, including The Pillsbury Company, Hills Brothers Coffee, Inc., and Weyerhauser Company. Barnett holds an MBA degree from the University of Maryland.

        According to Richard Sands, President and Chief Executive Officer of Canandaigua Wine Company, "Dan is a tremendous addition to our management team. His breadth of experience with consumer products companies of all sizes brings a new perspective to our Wine Division. He has the combination of entrepreneurial ability and large business consolidation experience we need to continue the pattern of growth through acquisitions and brand development that we've established as our long-term strategy."

        Canandaigua Wine Company, Inc., headquartered in Canandaigua, New York, is a leading producer and marketer of more than 125 national and regional beverage alcohol brands. It is the second largest supplier of wines, the fifth largest importer of beers and the fourth largest supplier of distilled spirits in the United States. The Company's beverage alcohol brands are marketed in five general categories and include the following principal brands:
Table Wines: Almaden, Inglenook, Paul Masson, Taylor California Cellars, Cribari, Manischewitz, Taylor New York, Marcus James, Deer Valley and
Dunnewood
Sparkling Wines:  Cook's, J. Roget, Great Western and Taylor New York
Dessert Wines:  Richards Wild Irish Rose, Cisco and Taylor New York
Imported Beers:  Corona, St. Pauli Girl, Modelo Especial and Tsingtao
Distilled Spirits: Fleischmann's Vodka, Gin and Preferred, Barton's Vodka and Gin, Mr. Boston, Canadian Ltd., Ten High Bourbon, Montezuma Tequila, Inver House Scotch and Monte Alban Mezcal

        On November 9, 1995, the Registrant issued the following press release:

        Canandaigua Wine Company, Inc. (NASDAQ: WINEA and WINEB) today announced results for its fiscal year ended August 31, 1995 ("Fiscal 1995"). During this period, the Company achieved record gross sales of $1.2 billion and net sales of $906.5 million, representing increases of 38% and 44%, respectively, over gross sales of $861.1 million and net sales of $629.6 million in its previous fiscal year ("Fiscal 1994"). These increases resulted primarily from the inclusion of an additional eleven months of sales of the Almaden and Inglenook brands and grape juice concentrate business acquired on August 5, 1994, and, to a lesser degree, increased sales of the Company's imported beers.

        The Company also achieved record net earnings for Fiscal 1995 of $42.4 million, or $2.20 per share on a fully diluted basis, as compared to $26.6 million, or $1.65 per share in Fiscal 1994, representing a 59% and a 33% increase, respectively. These results exclude the impact of nonrecurring restructuring charges in Fiscal 1995 and Fiscal 1994 which reduced after-tax net earnings by $1.4 million and $14.9 million, respectively.

        Net earnings in the fourth quarter of Fiscal 1995 were $10.4 million, or $0.52 per share on a fully diluted basis, as compared to $8.6 million, or $0.53 per share on a fully diluted basis, in Fiscal 1994, representing an increase of 22% and a decrease of 2%, respectively. These results exclude the impact of fourth quarter nonrecurring restructuring charges which reduced after-tax net earnings by $0.4 million in Fiscal 1995 and $14.9 million in Fiscal 1994.

        The Company also released today pro forma financial information in connection with its purchase of the Fleischmann, Mr. Boston and other brands and assets on September 1, 1995.

        Richard Sands, the Company's President and Chief Executive Officer, said, "We are pleased with our overall record results for the fiscal year. During Fiscal 1995, growth in our varietal wine and imported beer sales has significantly outpaced the industry as a whole, resulting in improved market share in these categories. However, we experienced higher than expected promotional costs and lower than expected gross profits in our California table wine business as we successfully increased our market share in the fast-growing and highly competitive varietal wine category." Mr. Sands added, "We believe this strategy better positions us for long-term growth. In addition, our newly acquired spirits brands add significant strategic value to the Company, making us the fourth largest spirits supplier in the United States and complementing our previously existing spirits portfolio both in geographic strength and in category participation. The Company intends to continue pursuing strategic acquisitions in all of its principal categories."

       Canandaigua Wine Company, Inc., headquartered in Canandaigua, New York, is a leading producer and marketer of more than 125 national and regional beverage alcohol brands. It is the second largest supplier of wines, the fourth largest supplier of distilled spirits and the fifth largest importer of beers in the United States. The Company's beverage alcohol brands are marketed in five general categories and include the following principal brands:
Table Wines: Almaden, Inglenook, Paul Masson, Taylor California Cellars,
        Cribari, Manischewitz, Taylor New York, Marcus James, Deer Valley and Dunnewood
Sparkling Wines:  Cook's, J. Roget, Great Western and Taylor New York
Dessert Wines:  Richards Wild Irish Rose, Cisco and Taylor New York
Imported Beers:  Corona, St. Pauli Girl, Modelo Especial and Tsingtao
Distilled Spirits:  Fleischmann, Barton, Mr. Boston, Canadian LTD, Ten
        High Bourbon, Montezuma Tequila, Inver House Scotch and Monte
        Alban Mezcal

CONSOLIDATED STATEMENT OF INCOME FOLLOWS

                                               CANANDAIGUA WINE COMPANY, INC. AND SUBSIDIARIES
                                                 CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                               (In thousands, except share and per share data)
                                                           Quarter Ended          Quarter Ended        Year Ended        Year Ended
                                                              8/31/95                8/31/94             8/31/95           8/31/94
                                                           (Unaudited)            (Unaudited)          (Audited)          (Audited)
Gross sales ........................................       $    297,355        $    242,443        $  1,185,074        $    861,059
Net sales ..........................................            229,288             180,845             906,543             629,584
Cost of product sold ...............................           (166,608)           (127,571)           (653,810)           (447,211)
                                                           ------------        ------------        ------------        ------------
     Gross profit ..................................             62,680              53,274             252,733             182,373
Selling, general and administrative
expenses ...........................................            (40,437)            (34,279)           (159,196)           (121,388)
Nonrecurring restructuring expenses ................               (585)            (24,005)             (2,238)            (24,005)
                                                           ------------        ------------        ------------        ------------
     Operating income ..............................             20,658              (5,010)             91,299              36,980
Interest expense, net ..............................             (5,297)             (5,210)            (24,601)            (18,056)
                                                           ------------        ------------        ------------        ------------
     Income before provision for
     Federal and state income taxes ................             16,361             (10,220)             66,698              18,924
Provision for Federal and state
income taxes .......................................             (6,298)              3,903             (25,678)             (7,191)
                                                           ------------        ------------        ------------        ------------
     Net income ....................................       $     10,063        $     (6,317)       $     41,020        $     11,733
Per Share Data:
Net income per common share:
     Primary .......................................       $       0.50        $      (0.39)       $       2.14        $       0.74
     Fully diluted .................................       $       0.50        $      (0.38)       $       2.13        $       0.74
Weighted average shares outstanding
     Primary .......................................         20,039,700          16,357,194          19,147,935          15,783,583
     Fully diluted .................................         20,096,033          16,427,919          19,296,269          16,401,598
The following data is unaudited:
Net Sales:
     Branded Wine ..................................       $    112,398        $     85,919        $    487,102        $    310,124
     Beer ..........................................             63,783              53,809             216,159             173,883
     Spirits .......................................             21,907              20,235              81,011              81,368
     Other .........................................             31,200              20,882             122,271              64,209
                                                           ------------        ------------        ------------        ------------
Total Net Sales ....................................       $    229,288        $    180,845        $    906,543        $    629,584

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CANANDAIGUA WINE COMPANY, INC.


November 9, 1995                              By:  /s/ Richard Sands
                                                   -----------------
                                                   Richard Sands, President
                                                   and Chief Executive Officer

                               INDEX TO EXHIBITS

(1)     Underwriting agreement

        Not Applicable.

(2)     Plan of acquisition, reorganization, arrangement, liquidation or succession

        Not Applicable.

(4)     Instruments defining the rights of security holders, including indentures

        Not Applicable.

(16)    Letter re change in certifying accountant

        Not Applicable.

(17)    Letter re director resignation

        Not Applicable.

(21)    Other documents or statements to security holders

        Not Applicable.

(24)    Consents of experts and counsel

        Not Applicable.

(25)    Power of attorney

        Not Applicable.

(27)    Financial Data Schedule

        Not Applicable.

(99)    Additional Exhibits

        None.

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